MVC Capital, Inc.

$70,000,000 Aggregate Principal Amount of 7.25% Senior Notes due 2023

Underwriting Agreement

February 19, 2013

UBS Securities LLC
677 Washington Boulevard
Stamford, Connecticut 06901

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As representatives (the “Representatives”) of the several
Underwriters named in Schedule I hereto

Ladies and Gentlemen:

MVC Capital, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), $70,000,000 aggregate principal amount of 7.25% Senior Notes due 2023 (the “Notes”).

The Company also proposes to issue and sell to the Underwriters not more than an additional $10,500,000 aggregate principal amount of 7.25% Senior Notes due 2023 (the “Additional Notes”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such notes granted to the Underwriters in Section 3 hereof.  The Notes and the Additional Notes are hereinafter collectively referred to as the “Securities.”

The Securities will be issued under an indenture dated as of February 26, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture to be dated as of February 26, 2013 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Securities will be issued to Cede Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations (the “DTC Agreement”), between the Company and DTC.

On December 7, 1999, Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940, (File No. 814-00201) (the “Notification of Election”) was filed with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be treated as a business development company (“BDC”).

The Company has entered into an amended and restated investment advisory and management agreement, dated as of April 14, 2009 (the “Investment Advisory Agreement”), with The Tokarz Group Advisers LLC, a Delaware limited liability company (the “Adviser”), registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into a fund administration servicing agreement, dated as of November 1, 2002, as amended on October 29, 2004 and March 30, 2012 (the “Administration Agreement”), with U.S. Bancorp Fund Services, LLC, a Delaware limited liability company (the “Administrator”).

This Agreement, the Indenture, the Securities, the Investment Advisory Agreement, the Administration Agreement and the Custody Agreement (as defined below) are hereinafter called, collectively, the “Transaction Documents.”

1.         The Company represents and warrants to and agrees with each of the Underwriters, and the Adviser represents and warrants to and agrees with each of the Underwriters, that:

(a)           A registration statement on Form N-2 (File No. 333-184803) (the “Initial Registration Statement”) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; the Company is eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have been declared effective by the Commission in such form; other than the correspondences with the Commission and the supplements to the Basic Prospectus as defined below, copies of which have been provided to you, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Initial Registration Statement has been received by the Company (the base prospectus in the form in which it has most recently been filed with the Commission and declared effective on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”); the Basic Prospectus and the preliminary prospectus supplement, dated February 19, 2013, that was used prior to the execution and delivery of this Agreement and filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended (the “Act”), relating to the Securities hereinafter called the “Preliminary Prospectus”; the various parts of the Initial Registration Statement and any post-effective amendments thereto, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 6(A)(a) hereof and deemed by virtue of Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, together with the information included on Exhibit I hereto (which information the Representatives have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of Securities in the offering and is referred to herein as the “Pricing Information”) is hereinafter called the “Pricing Prospectus”; and the Basic Prospectus and the form of final prospectus relating to the Securities filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 6(A)(a) are hereinafter called the “Prospectus”;

(b)           No order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content (as hereinafter defined);

(c)           For the purposes of this Agreement, the “Applicable Time” is 4:50 p.m. (Eastern Standard Time) on February 19, 2013.  The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 7 hereof) listed on Schedule II(a) hereto does not and will not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content;

(d)           (i) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, at the Applicable Time, at the Time of Delivery (as defined in Section 5(a) hereof) and at each Option Delivery Date (as defined in Section 3 hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content; (ii) the Prospectus and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Act and the Investment Company Act and the rules and regulations of the Commission thereunder and will not, as of the applicable filing date as to the Prospectus, at the Time of Delivery and at each Option Delivery Date, and any amendment or supplement thereto, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Content; and (iii) there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement that have not been so described and filed as required;

(e)           None of MVC Financial Services, Inc., MVC Partners LLC and MVC Cayman, all subsidiaries of the Company whose financial information is required to be consolidated with the Company’s (each a “Subsidiary” and collectively, the “Subsidiaries”) or the Company has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth in the Pricing Prospectus; and other than the Subsidiaries, the Company has no other subsidiaries whose financial information is required to be consolidated;

(f)           The Company, each of its Subsidiaries and the Adviser have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, claims, security interests, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, its Subsidiaries and the Adviser; and any real property and buildings held under lease by the Company or any of its Subsidiaries or the Adviser are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, its Subsidiaries and the Adviser; the Company, its Subsidiaries and the Adviser own, lease or have access to all properties and other assets that are necessary to the conduct of their business as described in the Pricing Prospectus and the Prospectus;

(g)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Prospectus, and has been duly qualified as a foreign corporation or entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(h)           The Company has an authorized, issued and outstanding capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right and conform to the description thereof contained in the Pricing Prospectus and the Prospectus; and all of the issued equity capital of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right and is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(i)           The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when duly executed, authenticated, issued and delivered as provided in the Indenture against payment therefor as provided herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture.   The Securities will conform in all material respects to the description of the Securities contained in the Pricing Prospectus and the Prospectus, and the offer and sale of the Securities as contemplated hereby has been approved by all necessary corporate action;

(j)           This Agreement has been duly authorized, executed and delivered by the Company; each of the Custody Agreement, dated as of November 1, 2002, as amended on February 10, 2006, May 1, 2006, June 14, 2006, April 6, 2009 and March 30, 2012 (the “Custody Agreement”), between the Company and U.S. Bank National Association, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Company and each of which constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to the Enforceability Exceptions; and the Investment Advisory Agreement has been approved by the Company’s board of directors and stockholders in accordance with Section 15 of the Investment Company Act, contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act and otherwise complies in all material respects with the requirements of the Advisers Act and the Investment Company Act;

(k)           The Indenture has been duly authorized and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Indenture conforms in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.  The Indenture conforms in all material respects to the description thereof contained in the Pricing Prospectus and the Prospectus;

(l)           None of the execution, delivery and performance of this Agreement, the Indenture, the Securities, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, or (ii) result in any violation of the provisions of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or the Fifth Amended and Restated Bylaws (the “Bylaws”) of the Company or any statute or any order, rule or regulation of any court or federal, state, local or foreign governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in a Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or federal, state, local or foreign governmental agency or body is required for the execution, delivery or performance of any of the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Securities, such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and in connection with the listing of the Securities on the New York Stock Exchange and such consents, approvals, authorization, registrations or qualifications which have been obtained or effected;

(m)           Neither the Company nor any of its Subsidiaries is (A) in violation of its Certificate of Incorporation, Bylaws or any other organizational documents, (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, (C) in violation of any federal, state, local or foreign law, regulation or rule applicable to the Company, or any of its Subsidiaries or any of their respective properties, or (D) in violation of any decree, judgment or order applicable to it or any of its properties;

(n)           The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and “Description of Securities–Debt Securities,” respectively, insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the captions “Certain Government Regulations” and “Underwriting” in the Pricing Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize the matters set forth therein, in all material respects;

(o)           The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Material U.S. Federal Tax Considerations” and “Federal Income Tax Matters,” respectively, insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, fairly summarize the matters set forth therein, in all material respects;

(p)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be a “registered management investment company,” as such term is used in the Investment Company Act;

(q)           Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses; neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Change;

(r)           There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries or on the ability of the Company to consummate the transactions contemplated hereunder; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)           The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission.  Such election has not been withdrawn and the provisions of the Company’s Certificate of Incorporation and Bylaws and compliance by the Company with the investment objective, policies and restrictions described in the Pricing Prospectus and the Prospectus, will not conflict with the provisions of the Investment Company Act applicable to the Company;

(t)           Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants of the Company as required by the Act and the rules and regulations of the Commission thereunder;

(u)           The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes and schedules, included in the Registration Statement, present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the selected financial data included in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus that are not included as required; and all disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(v)           The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code (as defined below); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Pricing Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(w)           The Company has established and maintains effective disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the Company’s operations and assets managed by the Adviser, is made known to the Company’s Chief Financial Officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(x)           Except as disclosed in the Registration Statement, Pricing Prospectus and the Prospectus, the Company is, and to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(y)           Except as disclosed in the Pricing Prospectus, there are no agreements requiring the registration under the Act of, and there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock;

(z)           The Company owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Pricing Prospectus and the Prospectus which are necessary for the conduct of its businesses;

(aa)          The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force; neither the Company nor any Subsidiary has reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Change;

(bb)          Neither the Company nor any of its Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement;

(cc)          The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(dd)          Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus;

(ee)          Neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(ff)           To the Company’s knowledge, there are no affiliations or associations between any member of FINRA (as defined below) and any of the Company’s officers, directors or securityholders, except as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus or disclosed by the Company to FINRA through FINRA’s Public Offering System;

(gg)          Except as disclosed in the Pricing Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(hh)          The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(ii)            The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Pricing Prospectus or the Prospectus;

(jj)            None of the persons identified as “independent directors” in the Registration Statement, the Pricing Prospectus or the Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;

(kk)          Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, which is not so described;

(ll)            Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, neither the Company nor the Adviser has any lending or other commercial relationship with any affiliate of any Underwriter and the Company will not use any of the proceeds from the sale of the Securities to repay any indebtedness owed to any affiliate of any Underwriter;

(mm)        The Company qualified to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for all of its taxable years ending on or prior to October 31, 2012.  The Company intends to direct the investment of the net proceeds of the offering of the Securities, and to continue to conduct its activities, in such a manner as to continue to comply with the requirements for qualification as a RIC under Subchapter M of the Code.  Each of the Company and its Subsidiaries has filed all tax returns that are required to be filed, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Change.  The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Registration Statement, the Pricing Prospectus and the Prospectus in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.  The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company or any of its Subsidiaries that could, individually or in the aggregate, result in a Material Adverse Change;

(nn)          As of the Applicable Time, except as disclosed in the Registration Statement, the Pricing Prospectus under the captions “Consolidated Schedule of Investments–October 31, 2012” and “Subsequent Events” and other than (i) the Subsidiaries, and (ii) other investments made by the Company since October 31, 2012 of less than $1 million in the aggregate, the Company does not own, directly or indirectly, any shares of stock or any other equity or long term debt securities of any corporation or other entity.  The Company’s Consolidated Schedule of Investments as of October 31, 2012 lists all portfolio companies affiliated or controlled by the Company;

(oo)           The Company is not aware that any executive, key employee or significant group of employees of any of the Company, the Adviser or the Administrator, plans to terminate employment with the Company or any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company;

(pp)           The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and its Subsidiaries, (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders, except for such failure to comply would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change and (iii) is conducting its business in compliance with the requirements of the Investment Company Act;

(qq)           The Company’s filings under the Exchange Act and the Investment Company Act, when they were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the Investment Company Act, as applicable, and the rules and regulations of the Commission thereunder, and such documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

(rr)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(ss)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(tt)           Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate, person acting on behalf of the Company or any of its Subsidiaries or any person or entity to whom the Company or any of its Subsidiaries has made loans, is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(uu)           All of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers and directors in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Rule 5121 or NASD Conduct Rule 2720 is true, complete and correct;

(vv)          No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the Registration Statement (excluding the exhibits thereto), the Pricing Prospectus and the Prospectus;” and

(ww)        The Company will use its best efforts to have the New York Stock Exchange approve the Securities for listing within thirty (30) days of the date of the Time of Delivery.

2.         The Adviser represents and warrants to the Underwriters that:

(a)           The Adviser has not sustained since January 1, 2008 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since January 1, 2008, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity, or results of operations of the Adviser (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(b)           The Adviser has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(c)           The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Pricing Prospectus.  There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission;

(d)           This Agreement and the Investment Advisory Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser, subject, as to enforcement, to the Enforceability Exceptions; since April 14, 2009, the Investment Advisory Agreement has not been amended and continues in full force and effect;

(e)           None of the execution, delivery and performance of this Agreement or the Investment Advisory Agreement, or the consummation of transactions contemplated hereby and thereby (including the issuance and sale of the Securities), will (i) conflict with or result in a breach or violation of (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Adviser or any of its subsidiaries pursuant to, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or any of its subsidiaries is a party or by which the Adviser or any of its subsidiaries is bound or to which any of the property or assets of the Adviser or any of its subsidiaries is subject, or (ii) result in any violation of the provisions of the limited liability company agreement of the Adviser or any statute or any order, rule or regulation of any court or federal, state, local or foreign governmental agency or body having jurisdiction over the Adviser or any of its subsidiaries or any of its properties except, with respect to clause (i), to the extent that any such conflict, breach or violation would not, individually or in the aggregate, result in an Adviser Material Adverse Change or materially adversely affect consummation of the transactions contemplated hereunder; and no consent, approval, authorization, order, registration or qualification of or with any such court or federal, state, local or foreign governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Investment Advisory Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser, including the conduct of its business, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act;

(f)           There are no legal or governmental proceedings pending to which the Adviser is a party or of which any of its property is the subject which, if determined adversely to the Adviser would individually or in the aggregate materially adversely affect the Adviser’s ability to properly render services to the Company or have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Adviser or on the ability of the Adviser to consummate the transactions contemplated hereunder and, to the best of its knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(g)          The Adviser is not in violation of its limited liability company agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(h)          The Adviser possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and has not received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Adviser Material Adverse Change;

(i)           The descriptions of the Adviser and its principals and business, and the statements attributable to the Adviser, in the Registration Statement, the Pricing Prospectus and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (and, in the case of the Pricing Prospectus and the Prospectus, in the light of the circumstances under which they were made) not misleading;

(j)           The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Investment Advisory Agreement; the Adviser owns, leases or has access to all properties and other assets that are necessary to the conduct of its business and to perform the services, as described in the Registration Statement, the Pricing Prospectus and the Prospectus;

(k)          The Adviser is not aware that (i) any of its executives, key employees or significant group of employees plans to terminate employment with the Adviser or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Adviser;

(l)           The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(m)         The Adviser has not taken, nor will the Adviser take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action being taken by any affiliates of the Adviser;

(n)          The Adviser maintains insurance covering its properties, operations, personnel and businesses as it deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Adviser and its businesses; all such insurance is fully in force and effect;

(o)          Neither the Adviser nor any of its subsidiaries, nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or other person acting on behalf of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(p)          The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened; and

(q)          Neither the Adviser nor any of its subsidiaries nor, to the knowledge of the Adviser, any director, officer, agent, employee, affiliate or person acting on behalf of the Adviser or any of its subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets of Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Adviser will not cause the Company to use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities.

3.          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the price set forth in paragraph 3 of Exhibit I (the “Purchase Price”), the aggregate principal amount of the Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of this Section 3.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Notes, and the Underwriters shall have the right to purchase, severally and not jointly, up to an additional $10,500,000 aggregate principal amount of Securities at the Purchase Price (without giving effect to any accrued interest from the Time of Delivery to the relevant Option Delivery Date, as those terms are defined herein).  The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the aggregate principal amount of Additional Notes to be purchased by the Underwriters and the date on which such aggregate principal amount of Additional Notes are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Time of Delivery nor later than ten business days after the date of such notice.  Additional Notes may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Notes.  On each day, if any, that Additional Notes are to be purchased (an “Option Delivery Date”), each Underwriter agrees, severally and not jointly, to purchase the aggregate principal amount of Additional Notes that bears the same proportion to the total aggregate principal amount of Additional Notes to be purchased on such Option Delivery Date as the aggregate principal amount of Notes set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Notes.

4.          Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5.         (a)          The Notes to be purchased by each Underwriter hereunder, in one or more global securities in book-entry form, which will be deposited by or on behalf of the Company with DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the global securities representing the Notes to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on the fifth (sixth if the pricing occurs after 4:30 p.m., New York City time) day following the date hereof or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Securities is herein called the “Time of Delivery.”

Any Additional Notes to be purchased by each Underwriter hereunder, in one or more global securities in book-entry form, will be deposited by or on behalf of the Company with DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance.  The Company will cause the global securities representing any Additional Notes to be made available for checking and packaging at least twenty-four hours prior to the applicable Option Delivery Date with respect thereto at the Designated Office.  The time and date of such delivery and payment shall be 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than March 21, 2013, as shall be designated in writing by the Representatives.

(b)           The documents to be delivered at the Time of Delivery or on the Option Delivery Date, as the case may be, by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 9(k) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, 1 New York Plaza, New York, New York 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery or on each Option Delivery Date, as the case may be.  A meeting will be held at the Closing Location at 10:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery or on each Option Delivery Date, as the case may be, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.         (A)          The Company agrees with each of the Underwriters:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497 under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)          Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act and the Investment Company Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          During the period beginning from the date hereof and continuing to and including the date 30 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Act with respect to any of the foregoing, without the prior written consent of UBS Securities LLC and Morgan Stanley & Co. LLC; provided, however, that the restrictions of this paragraph (e) do not apply to any existing credit facility to which the Company is a party;

(f)           To furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail For these purposes, the Company’s timely filing of its Form 10-Q with the SEC shall be deemed to satisfy the requirement of this paragraph (f) with respect to making consolidated summary financial information of the Company and its subsidiaries available to stockholders after the end of each of the first three quarters of each fiscal year;

(g)          During a period of five years from the effective date of the Registration Statement and only to the extent not otherwise available on the Commission’s EDGAR system or the Company’s website, to furnish to you copies of all reports or other communications (financial or other) furnished to securityholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission);

(h)          To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)           To use its best efforts to effect, within 30 days of the date of the Time of Delivery, the listing of the Securities on the New York Stock Exchange;

(j)           To use its reasonable best efforts to maintain in effect its qualification and election to be treated as a RIC under Subchapter M of the Code for each taxable year during which it is a BDC under the Investment Company Act;

(k)          The Company, during a period of two years from the effective date of the Registration Statement, will use its best efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision;

(l)           To not take, and to cause its affiliates to refrain from taking, directly or indirectly, any action designed, to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities; and

(m)         The Company will comply with the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(B)       The Adviser agrees with each of the Underwriters not to take, and to cause its affiliates to refrain from taking, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

7.         The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 7 are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto.

8.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 6(A)(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities on the New York Stock Exchange; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with any required review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) the expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) “road show” expenses of the Company (including but not limited to travel and accommodations), and (x) all other costs and expenses incident to the performance by the Company and the Adviser of their obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9.         The obligations of the Underwriters hereunder, as to the Notes to be delivered at the Time of Delivery and any Additional Notes to be delivered on each Option Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Adviser herein are, at and as of the Applicable Time and as of Time of Delivery and, if applicable, as of each Option Delivery Date, true and correct, the condition that the Company and the Adviser shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(A)(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated the Time of Delivery or each Option Delivery Date, as the case may be, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Kramer Levin Naftalis & Frankel LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex I(a) hereto), dated the Time of Delivery or each Option Delivery Date, as the case may be, in form and substance satisfactory to you;

(d)          Edwards Wildman Palmer LLP, counsel for the Adviser, shall have furnished to you their written opinion (a draft of such opinion being attached as Annex I(b) hereto), dated the Time of Delivery or each Option Delivery Date, as the case may be, in form and substance satisfactory to you;

(e)          At the time of the execution of this Agreement, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the date of delivery thereof, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its Subsidiaries included in the Registration Statement, the Pricing Prospectus and the Prospectus;

(f)           At the Time of Delivery or each Option Delivery Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated as of the Time of Delivery or each Option Delivery Date, as the case may be, to the effect that it reaffirms the statements made in the letter furnished pursuant to paragraph (e) of this Section, except that the specified data referred to shall not be more than three (3) business days prior to the Time of Delivery or each Option Delivery Date, as the case may be;

(g)          (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, properties, general affairs, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery or each Option Delivery Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(h)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery or each Option Delivery Date, as the case may be, on the terms and in the manner contemplated in the Prospectus;

(i)           The Company shall have complied with the provisions of Section 6(A)(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j)           The Company and the Adviser shall have furnished or caused to be furnished to you at the Time of Delivery or each Option Delivery Date, as the case may be, certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of the Company and the Adviser herein at and as of the Time of Delivery or each Option Delivery Date, as the case may be, as to the performance by the Company and the Adviser of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery or each Option Delivery Date, as the case may be, as to the matters set forth in subsections (a) and (g) of this Section, and as to such other matters as you may reasonably request;

(k)          The Company shall continue to be regulated as a BDC under the Investment Company Act, unless, upon the approval of a majority of the Company’s stockholders, the Company elects to withdraw its status as a BDC;

(l)           At the time of the execution of this Agreement and at the Time of Delivery or each Option Delivery Date, as the case may be, the Representatives shall have received from the Chief Financial Officer of the Company a certificate dated such date, in form and substance satisfactory to the Representatives, with respect to certain financial information contained in the Pricing Prospectus and the Prospectus;

(m)         The Securities shall be eligible for clearance and settlement through DTC; and

(n)          The Company shall have duly executed and delivered the Base Indenture and the Supplemental Indenture.

(o)          There shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

10.        (a)         The Company will indemnify, defend and hold harmless each Underwriter, its partners, agents, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all the foregoing persons, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in strict conformity with the Underwriter Content.

(b)          The Adviser will indemnify, defend and hold harmless each Underwriter, its partners, agents, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, and the successors and assigns of all the foregoing persons, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by the Adviser (in the case of the Adviser) or the Administrator (in the case of the Administrator), respectively.

(c)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Adviser, their directors and officers and any person who controls the Company or the Advisor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Adviser for any legal or other expenses reasonably incurred by the Company and the Advisor in connection with investigating or defending any such action or claim as such expenses are incurred; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Preliminary Prospectus furnished on behalf of each Underwriter (collectively, the “Underwriter Content”): (i) the fifth paragraph of text in the prospectus supplement under the caption “Underwriting,” concerning the terms of the offering by the Underwriters, (ii) the first and second sentences of the eleventh paragraph of text in the prospectus supplement under the caption “Underwriting,” concerning price stabilization and short positions and (iii) the first sentence of the twelfth paragraph of text in the prospectus supplement under the caption “Underwriting,” concerning penalty bids.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party or otherwise.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such action or incurred in connection with such indemnified party’s enforcement of Section 10(a), (b) or (c). The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 10(a), (b) or (c) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless the indemnified party shall have employed separate counsel in connection with the next preceding sentence. The indemnifying party shall not be liable for any settlement of any action effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this Section 10(d), then the indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution could be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Adviser on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Adviser on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)           The obligations of the Company and the Adviser under this Section 10 shall be in addition to any liability which the Company and the Adviser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and the Adviser and to each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of the Act.  No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

11.        (a)          If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery or each Option Delivery Date, as the case may be, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery or Option Delivery Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery or Option Delivery Date, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder at the Time of Delivery or Option Delivery Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased at the Time of Delivery or Option Delivery Date, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Adviser and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13.        If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Adviser shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.        In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by UBS Securities LLC and Morgan Stanley & Co. LLC on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or overnight mail to you as the Representatives in care of UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate, Telephone: 203-719-1088, Facsimile: 203-719-0495 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 ; and if to the Company shall be delivered or sent by mail or overnight mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail or overnight mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 6(A)(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or overnight mail to you as the Representatives at UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, Attention: Fixed Income Syndicate, Telephone: 203-719-1088, Facsimile: 203-719-0495 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Adviser and, to the extent provided in Sections 10 and 12 hereof, the controlling persons, partners, agents, directors, officers, members and affiliates referred to in such Sections, and their respective successors, assigns, heirs, personal representatives and executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16.        Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.        Each of the Company and the Adviser hereby acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Adviser on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company or the Adviser except the obligations expressly set forth in this Agreement and (iv) each of the Company or the Adviser has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company and the Adviser agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Adviser in connection with such transaction or the process leading thereto.

18.        This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Adviser on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

19.        THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCES TO ITS PRINCIPLES OF CONFLICTS OF LAW.

20.        This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.        Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.        Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and the Adviser each consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Adviser each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Adviser (each on its behalf and, to the extent permitted by applicable law, its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Adviser each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Company and the Adviser and may be enforced in any other courts to the jurisdiction of which any of the Company and the Adviser each is or may be subject, by suit upon such judgment.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Adviser.  It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature page to follow]

Very truly yours,

MVC Capital, Inc.

By:
Name:
Title:

The Tokarz Group Advisers LLC

By:
Name:
Title:

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof:

UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

On behalf of itself and each of the other
Several Underwriters listed in Schedule I hereto

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of itself and each of the other
Several Underwriters listed in Schedule I hereto

[Signature page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Aggregate Principal Amount of Notes to be Purchased
UBS Securities LLC	$28,000,000
Morgan Stanley & Co. LLC.	$28,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$3,500,000
JMP Securities LLC	$3,500,000
MLV & Co. LLC	$3,500,000
Sterne, Agee & Leach, Inc.	$3,500,000
Total	$70,000,000

SCHEDULE II

(a)	Additional Disclosure Item:

•	Press releases filed pursuant to Rule 482.

Opinion Annexes

Annex I(a)
Opinion of Kramer Levin Naftalis & Frankel LLP, counsel for the Company

(1)
The Company is validly existing and in good standing under the laws of the State of Delaware.  Each of the Company’s Subsidiaries organized in Delaware is validly existing and in good standing under the laws of the State of Delaware.

(2)
Each of the Company and the Company’s Subsidiaries organized in Delaware has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(3)
The Company has the power to execute, deliver and perform its obligations under the Underwriting Agreement, including, without limitation, to issue, sell and deliver the Securities as contemplated by the Underwriting Agreement.

(4)
The sale and issuance of the Securities have been duly authorized and, when authenticated and delivered as specified in the Indenture, each of the Securities will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and will be entitled to the benefits of the Indenture.

(5)
The Investment Advisory Agreement has been approved by the Board of Directors and stockholders of the Company in accordance with Section 15 of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(6)
The Underwriting Agreement, the Investment Advisory Agreement and the Administration Agreement comply in all material respects with all applicable provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and the Investment Company Act, including, without limitation, Section 15, and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as described in the Preliminary Prospectus and the Prospectus.

(7)
Each of the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement, the Base Indenture, the First Supplemental Indenture (collectively, the “Transaction Documents”) and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8)	Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(9)
The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby and by the Indenture, including the issuance and sale of the Securities as provided for in the Underwriting Agreement, do not: (i) result in the violation of the certificate of incorporation or bylaws of the Company, (ii) breach or result in a default under any agreement, instrument or other document listed on Schedule II hereto (which are all of the agreements, instruments and other documents which the Company has certified to us as material to the business of the Company and its Subsidiaries except for the Credit Agreement dated April 27, 2006 (as amended to the date hereof) by and between the Company and MVC Financial Services, Inc., as borrowers, and certain lenders and Guggenheim Corporate Fund, LLC, as administrative agent) or result in the acceleration of (or entitle any party to accelerate) any indebtedness of the Company thereunder, (iii) result in the creation or imposition of a lien on any of the Company’s property or assets under any agreement, instrument or other document listed on Schedule II hereto, (iv) result in the violation of any Relevant Laws or (v) result in a violation of any court order listed on Schedule III (such court orders being the only court orders identified to us by the Company as binding on the Company or its Subsidiaries).

“Relevant Laws” means the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the federal laws of the United States of America, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents.

(10)
The execution and delivery by the Adviser of the Underwriting Agreement and the consummation by the Adviser of the transactions contemplated thereby do not (i) result in the violation of the Advisers Act or the Investment Company Act, (ii) breach or result in a default under the Investment Advisory Agreement or (iii) require any consents, approvals or authorizations to be obtained by the Adviser, or any orders, registrations, qualifications, declarations or filings to be made by the Adviser, in each case, from or with any governmental or self-regulatory authority under any state or federal securities laws (including the Advisers Act), except as may have been obtained.

(11)
The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby and by the Indenture, including the issuance and sale of the Securities as provided for in the Underwriting Agreement, do not require any consent, approval or authorization from or any registration or filing with any court or governmental authority under any Relevant Laws, except (x) as may have been obtained or effected, (y) as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters, or (z) as may be required in connection with the listing of the Securities on the New York Stock Exchange.

(12)
The statements in the Pricing Prospectus and the Prospectus under the captions “Description of the Notes,” “Description of Securities–Debt Securities,” “Certain Government Regulations” and “Underwriting,” insofar as such statements constitute summaries of the legal matters, documents or provisions referred to therein, are an accurate summary of the matters referred to therein in all material respects.

(13)
The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Material U.S. Federal Tax Considerations” and “Federal Income Tax Matters,” respectively, insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, fairly summarize the matters set forth therein, in all material respects.

(14)	The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

(15)
The provisions of the Company’s Certificate of Incorporation comply in all material respects with the provisions of the Investment Company Act applicable to the Company and the compliance by the Company with the investment objective, policies and strategies described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company.

(16)
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be registered as an investment company under the Investment Company Act.

(17)
To our knowledge, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of the Form N-2 Registration Statement promulgated by the Commission that are not so disclosed.

As counsel to the Company, we reviewed the Registration Statement, the Pricing Prospectus and the Prospectus, in each case, and participated in discussions with you and your representatives and those of the Company and its accountants at which the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the contents of the Registration Statement, the Pricing Prospectus and the Prospectus were discussed.

On the basis of the information that we gained in the course of the performance of the services in connection with the Registration Statement, the Pricing Prospectus and the Prospectus, considered in the light of our understanding of the applicable law and the experience we have gained through our practice under the Securities Act, we advised you and now confirm that, in our opinion, the Registration Statement, as of the effective date of the Registration Statement on February 13, 2013, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  As of the date of the Prospectus, the Company was eligible to conduct an offering using the Registration Statement in accordance with the Securities Act.  Further, nothing that came to our attention in the course of our review of the Registration Statement, the Pricing Prospectus and the Prospectus has caused us to believe that (i) the Registration Statement, at the time the Registration Statement became effective on February 13, 2013 and as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Pricing Prospectus, as of  9:00 a.m. (Eastern Standard Time) on February 19, 2013, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Between the date of the filing of the Preliminary Prospectus Supplement with the Commission and the time of delivery of this letter, we participated in further discussions with you and your representatives and those of the Company and its accountants concerning certain portions of the Prospectus and reviewed certificates of certain officers of the Company and letters addressed to you from the Company’s accountants.  We also advise you that nothing that came to our attention in the course of the procedures described in the immediately preceding sentence of this paragraph has caused us to believe that the Prospectus, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In addition to the foregoing, we confirm that:

(i)
to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for such purpose have been instituted or are pending or threatened by the Commission;

(ii)
to our knowledge, there are no documents, to which the Company is a party other than (i) those filed as exhibits to the Registration Statement and (ii) those as to which in our opinion are not required to be filed as exhibits to the Registration Statement; and

(iii)
to our knowledge, the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act and, to our knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission.

Annex I(b)
Opinion of Edwards Wildman Palmer LLP, counsel for the Adviser

(1)
The Adviser is validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own, lease and operate its properties to conduct its business and to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

(2)	The Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

(3)
The Investment Advisory Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Adviser and constitutes a valid and binding obligation of the Adviser, enforceable against the Adviser in accordance with its terms.

(4)
The execution and delivery by the Adviser of the Underwriting Agreement and the consummation by the Adviser of the transactions contemplated thereby do not: (i) result in the violation of the Certificate of Formation or the Operating Agreement of the Adviser, (ii) breach or result in a default under any agreement which the Adviser has identified as material to the business of the Adviser, which agreements are identified on Exhibit I, (iii) result in the violation of any Relevant Law, or (iv) result in a violation of any court order which is identified by the Adviser as binding on the Adviser.  The execution and delivery by the Adviser of the Underwriting Agreement and the consummation by the Adviser of the transactions contemplated thereby do not require any consents, approvals or authorizations to be obtained by the Adviser, or any orders, registrations, qualifications, declarations or filings to be made by the Adviser, in each case, from or with any governmental or self-regulatory authority under any state or federal laws (other than state and federal securities laws), except as may have been obtained.

“Relevant Laws” means the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the federal laws of the United States of America, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Transaction Documents.

(5)
To our knowledge, there are no legal or governmental proceedings pending to which the Adviser is a party that are required to be disclosed in the Prospectus pursuant to Item 12 of the Form N-2 Registration Statement promulgated by the Commission that are not so disclosed.

(6)
The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby and by the Indenture, including the issuance and sale of the Securities as provided for in the Underwriting Agreement, do not breach or result in a default under the Credit Agreement dated April 27, 2006 (as amended to the date hereof) by and between the Company and MVC Financial Services, Inc., as borrowers and certain lender and Guggenheim Corporate Funding, LLC as administrative agent.

Exhibit I

$70,000,000

MVC CAPITAL, INC.

7.25% Senior Notes due 2023

1.           The aggregate principal amount of the Securities is $70,000,000.

2.           The purchase price for the Securities to be paid by the public shall be 100% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance.

3.           The purchase price for the Securities to be paid by the several Underwriters shall be 96.85% of the aggregate principal amount thereof.

4.           The interest rate is 7.25%.

5.           The interest payment dates are January 15, April 15, July 15, and October 15, commencing on April 15, 2013.

6.           MVC Capital, Inc. may redeem the Securities in whole or in part at any time or from time to time on or after April 15, 2016 at the redemption price of $25.00 per Security plus accrued and unpaid interest to but not including the date fixed for redemption.